Exhibit 10.28

                                                   March 27, 2002

Bluefly, Inc.
42 West 39th Street
9th Floor
New York, New York 10018
Attention:  Mr. Ken Seiff

                  Re:  Standby Commitment Agreement

Dear Mr. Seiff:

         Quantum Industrial Partners LDC, a Cayman Islands limited duration company ("QIP"), and SFM Domestic Investments LLC, a Delaware limited liability company ("SFMDI" and together with QIP, the "Purchasers") intending to be legally bound, hereby irrevocably agree, jointly but not severally, that they shall provide Bluefly, Inc., a Delaware corporation (the "Company"), up to an aggregate of Four Million Dollars ($4,000,000) (the "Commitment Amount"). The Commitment Amount may be drawn by the Company, at its option (as determined by the disinterested members of the Board of Directors of the Company) at any time prior to January 1, 2003 in one or more tranches; provided, however, that the Company may draw down from the Standby Commitment Amount only at such time that its total cash balances are less than $1,000,000; and provided, further, that the Commitment Amount shall be reduced by the gross cash proceeds received by the Company or any of its subsidiaries from the issuance after the date hereof of any equity or convertible securities, excluding the issuance of equity or convertible securities in connection with: (1) financing provided by the Purchasers pursuant to this agreement, (2) any trade payables and other financing arrangements entered into in the ordinary course of business, and (3) any financing or credit accommodations received by the Company pursuant to the Financing Agreement, dated March 30, 2001, between the Company and Rosenthal & Rosenthal, Inc. (as amended, the "R&R Financing").

         Any and all draws against the Commitment Amount shall be made on terms (including, without limitation, the nature of the securities to be issued by the Company) that are consistent with those in the market at the time the draw is made for similar investments by investors similar to the Purchasers in companies similar to the Company. The Company shall notify the Purchasers in writing within two business days of the receipt of any funds that would reduce the Commitment Amount; provided that the Commitment Amount shall automatically be reduced whether or not the Company provides such notice.

         The obligation of each Purchaser in respect of the Commitment Amount shall be limited to the percentage set forth below opposite such Purchaser's name.

                           Purchaser                          Percentage
                           ---------                          ----------
                           QIP                                96.83%
                           SFMDI                               3.17%

         In consideration of each Purchaser's execution, delivery and performance under this agreement, the Company shall deliver to each Purchaser a duly executed warrant (a "Warrant") to purchase the number of shares of Common Stock, par value $0.01, of the Company set forth opposite such Purchaser's name below for a period of five (5) years. The Warrants shall be issued on the date hereof at an exercise price equal to the twenty (20) day trailing average closing sales price of the Common Stock on the date hereof, as reported by NASDAQ, which is $1.68 per share.

                           Purchaser                          Warrant Amount
                           ---------                          --------------
                           QIP                                96,830
                           SFMDI                               3,170

Each Warrant shall be in the form of Exhibit I attached hereto and shall be delivered free and clear of any lien, claim, encumbrance, or security interest of any kind or nature whatsoever. The parties agree that the anti-dilution provision of Section 5.8.6 of the Certificate of Incorporation of the Company shall not apply as a result of the issuance of each Warrant. The parties agree that the shares of Common Stock for which the Warrants are exercisable are deemed "Registrable Securities," as such term is defined in the Investment Agreement (the "Investment Agreement") among the Company, Company's predecessor-in-interest, QIP, and SFMDI dated as of November 13, 2000, and that the holders of the Warrants shall be entitled to the registration rights set forth therein with respect to such shares of Common Stock underlying the Warrants.

         All notices, demands and other communications relating to this agreement shall be made in the manner set forth in the Investment Agreement. This agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, each of the Purchasers may assign any of its rights under this agreement to any of its affiliates but no such assignment shall relieve any Purchaser from its obligations hereunder. The Company may not assign any of its rights under this agreement, except to a successor-in-interest to the Company, without the written consent of all of the Purchasers.

         No failure or delay on the part of Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any amendment, supplement or modification of or to any provision of this agreement, any waiver of any provision of this agreement, or any consent to any departure by the Company or the Purchasers from the terms of this agreement shall be effective only if it is made or given in writing and signed by all of the parties hereto.

         This agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. This agreement together with the Warrants are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement


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

of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

         If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         Each of the parties shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this agreement. This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first written above.


                                            QUANTUM INDUSTRIAL PARTNERS LDC


                                            By: /s/  Richard D. Holahan, Jr.
                                                --------------------------------
                                                 Name:  Richard D. Holahan, Jr.
                                                 Title:  Attorney-in-fact


                                            SFM DOMESTIC INVESTMENTS LLC


                                            By: /s/  Richard D. Holahan, Jr.
                                                -------------------------------
                                                 Name:  Richard D. Holahan, Jr.
                                                 Title:  Attorney-in-fact


ACCEPTED AND AGREED:

BLUEFLY, INC.


By: /s/ E. Kenneth Seiff
    --------------------------------
     Name:  E. Kenneth Seiff
     Title:  Chief Executive Officer

                                                                       EXHIBIT I

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR LAWS AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

                                                                WARRANT NO. [__]

                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                                  BLUEFLY, INC.


         THIS IS TO CERTIFY THAT [__________________] or its registered assigns (the "Holder"), is the owner of the right to subscribe for and to purchase from BLUEFLY, INC., a Delaware corporation (the "Company"), [___________________] [(_____)] (the "Number Issuable"), fully paid, duly authorized and non-assessable shares of Common Stock at a price per share equal to the Current Market Price as of March 26, 2002 (the "Exercise Price"), at any time, in whole or in part, on or after March 27, 2002 (the "Effective Date") through 5:00 PM New York City time, on March 27, 2007 (the "Expiration Date") all on the terms and subject to the conditions hereinafter set forth (the "Warrants").

         The Number Issuable and the Exercise Price are subject to further adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate.

         Capitalized terms used herein but not otherwise defined shall have the meanings given to them in Section 12 hereof.

         Section 1. Exercise of Warrants.

         (a) Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the Holder hereof at any time or from time to time, on or after the Effective Date and on or prior to the Expiration Date upon delivery to the Company at the principal executive office of the Company in the United States of America, of (A) this Warrant Certificate, (B) a written notice stating that such Holder elects to exercise the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the number of Warrants being exercised and the name or names in which the Holder wishes the certificate or certificates for shares of Common Stock to be issued and (C) payment of the Exercise Price for such Warrants, which shall be payable by any one or any combination of the following: (i) cash;
(ii) certified or official bank check payable to the order of the Company; (iii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant Certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant Certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering Holder of such number of shares of Common Stock equal to the number of shares of the Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash or certified or official bank check) reduced by that number of shares of Common Stock equal to the quotient obtained by dividing (x) the aggregate Exercise Price (assuming no Cashless Exercise) to be paid by (y) the Market Price of one Share of Common Stock on the Business Day which immediately precedes the day of exercise of the Warrant; or (iv) by the delivery of shares of the Common Stock having a value (as defined by the next sentence) equal to the aggregate Exercise Price to be paid, that are either held by the Holder or are acquired in connection with such exercise, and without payment of the Exercise Price in cash. Any share of Common Stock delivered as payment for the Exercise Price in connection with an In-Kind Exercise (as defined below) shall be deemed to have a value equal to the Market Price of one Share of Common Stock on the Business Day that immediately precedes the day of exercise of the Warrants. An exercise of a Warrant in accordance with clause (iii) is herein referred to as a "Cashless Exercise" and an exercise of a Warrant in accordance with clause (iv) is herein referred to as an "In-Kind Exercise." The documentation and consideration, if any, delivered in accordance with subsections (A), (B) and (C) are collectively referred to herein as the "Warrant Exercise Documentation."

         (b) As promptly as practicable, and in any event within five (5) Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation, (B) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (C) if less than the full number of Warrants evidenced hereby are being exercised or used in a Cashless Exercise, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate, less the number of Warrants then being exercised and/or used in a Cashless Exercise. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common

Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

         (c) The Company shall pay all expenses incurred by the Company in connection with and taxes and other governmental charges (other than income taxes of the Holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock, as the case may be, in any name other than that of the registered holder of the Warrant evidenced hereby.

         (d) In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price for one Share of Common Stock on the Business Day which immediately precedes the day of exercise. If more than one (1) such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

         Section 2. Certain Adjustments.

            (a) The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

               (i) Stock Dividends, Subdivision, Combination or Reclassification of Common Stock. If at any time after the date of the issuance of this Warrant the Company shall (i) pay a dividend on Common Stock in shares of its capital stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares, (iii) subdivide its outstanding shares of Common Stock as the case may be, or (iv) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, then, on the record date for such dividend or the effective date of such subdivision or split-up, combination or reclassification, as the case may be, the number and kind of shares to be delivered upon exercise of this Warrant will be adjusted so that the Holder will be entitled to receive the number and kind of shares of capital stock that such Holder would have owned or been entitled to receive upon or by reason of such event had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph 2(a)(v).

               (ii) Extraordinary Distributions. If at any time after the date of issuance of this Warrant, the Company shall distribute to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation and Common Stock is not changed or exchanged) cash, evidences of indebtedness, securities or other assets (excluding (A) ordinary course cash dividends to the extent such dividends do not exceed the Company's retained earnings and (B) dividends payable in shares of capital stock for which adjustment is made under Section 2(a)(i), or rights, options or warrants to subscribe for or purchase securities of the Company), then in each such case the number of shares of Common Stock to be delivered to such Holder upon exercise of this Warrant shall be increased so that the Holder thereafter shall be entitled to receive the number of shares of Common Stock determined by multiplying the number of shares such Holder would have been entitled to receive immediately before such record date by a fraction, the denominator of which shall be the Exercise Price on such record date minus the then fair market value (as reasonably determined by the Board of Directors of the Company in good faith) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one share of the Common Stock (provided that such denominator shall in no event be less than $.01) and the numerator of which shall be the Exercise Price.

               (iii) Reorganization, etc. If at any time after the date of issuance of this Warrant any consolidation of the Company with or merger of the Company with or into any other Person (other than a merger or consolidation in which the Company is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of either Common Stock) or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (each, a "Reorganization Event"), shall be effected in such a way that the holders of the Common Stock shall be entitled to receive cash, stock, other securities or assets (whether such cash, stock, other securities or assets are issued or distributed by the Company or another Person) with respect to or in exchange for the Common Stock, then, upon exercise of this Warrant, the Holder shall have the right to receive the kind and amount of cash, stock, other securities or assets receivable upon such Reorganization Event by a holder of the number of shares of the Common Stock that such holder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such Reorganization Event, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2(a). The Company shall not enter into any of the transactions referred to in this Section 2(a)(iii) unless effective provision shall be made so as to give effect to the provisions set forth in this Section 2(a)(iii).

               (iv) Carryover. Notwithstanding any other provision of this
Section 2(a), no adjustment shall be made to the number of shares of either Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than .05% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment that together with any adjustments so carried forward shall amount to .05% or more of the number of shares to be so delivered.

               (v) Exercise Price Adjustment. Whenever the Number Issuable upon the exercise of the Warrant is adjusted as provided pursuant to this Section 2(a), the Exercise Price per share payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the Number Issuable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the Number Issuable immediately thereafter; provided, however, that the Exercise Price for each Share of the Common Stock shall in no event be less than the par value of a share of such Common Stock.

            (b) Notice of Adjustment. Whenever the Number Issuable or the Exercise Price is adjusted as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to the Holder, notice of such adjustment or adjustments setting forth the Number Issuable and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         Section 3. No Redemption. The Company shall not have any right to redeem any of the Warrants evidenced hereby.

         Section 4. Notice of Certain Events. In case at any time or from time to time (i) the Company shall declare any dividend or any other distribution to all holders of Common Stock, (ii) the Company shall authorize the granting to the holders of Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, (iii) the Company shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i), (ii) or (iii), (iv) there shall be any capital reorganization or reclassification of Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or (v) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to the Holder at such Holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 10 days prior to the date on which the transactions contemplated in Section 2(a)(i), (ii) or (iii) a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of record of either Common Stock to be entitled to such dividend, distribution, rights or warrants are to be determined, or (b) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of record of the Common Stock shall be entitled to exchange the Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

         Section 5. Certain Covenants. The Company covenants and agrees that all shares of Capital Stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

         Section 6. Registered Holder. The persons in whose names this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered Holder of this Warrant Certificate, in their capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

         Section 7. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered Holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter and opinion of counsel, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered Holder hereof and, in the event of a partial transfer, in the name of the registered Holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

         Section 8. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered Holder hereof a new Warrant Certificate or Certificates in denominations specified by such Holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

         Section 9. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

         Section 10. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

         Section 11. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered


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

Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered Holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered Holder. Nothing in this Warrant Certificate shall be construed to give the registered Holder hereof any rights as a Holder of shares of either Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

         Section 12. Definitions. For the purposes of this Warrant Certificate, the following terms shall have the meanings indicated below:

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

         "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock (or equivalent ownership interests in a Person not a corporation) whether now outstanding or hereafter issued, including, without limitation, any rights, warrants or options to purchase such Person's capital stock.

         "Common Stock" shall mean the common stock of the Company.

         "Common Stock Equivalent" means any security or obligation which is by its terms convertible into or exercisable for shares of Common Stock, including, without limitation, any option, warrant or other subscription or purchase right with respect to Common Stock.

         "Current Market Price" per share shall mean, as of the date of determination, (a) the average of the daily Market Prices under clause (a), (b) or (c) of the definition thereof, as applicable, of the Common Stock during the immediately preceding twenty (20) trading days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, then the Market Price under clause (d) of the definition thereof on such date.

         "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is listed on a national securities exchange, the Closing Price per share of Common Stock on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange, but is designated as a national market system security, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the

Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of the NYSE selected by the Company; or (d) if none of (a), (b) or (c) is applicable, a market price per share determined in good faith by the Board of Directors of the Company, which shall be deemed to be "Fair Market Value" unless holders of at least 15% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event the Fair Market Value shall be as determined by such investment banking firm.

         "NASDAQ" means the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System.

         "NYSE" shall mean the New York Stock Exchange, Inc.

         "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

         Section 13. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the Holder of a Warrant, at such Holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) when delivered to a courier if delivered by commercial overnight courier service; and (iii) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of this 27th day of March, 2002.


                                   BLUEFLY, INC.


                                   By:
                                        --------------------------------------
                                        Name:
                                        Title:

                            [Form of Assignment Form]

         [To be executed upon assignment of Warrants] The undersigned hereby assigns and transfers this Warrant Certificate to ___________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is _____________________________________, and irrevocably appoints
________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                   Signature:

                                   -------------------------------
                                   Signature Guarantee:

                                   --------------------------------


Date: ___________________________


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